SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549


                             FORM 8-K


                          CURRENT REPORT

                Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)January 10, 1997


                    DOMINION RESOURCES, INC.
     (Exact name of registrant as specified in its charter)


     VIRGINIA             1-8489            54-1229715
(State or other       (Commission File      (IRS Employer
jurisdiction          Number)               Identification No.)
of Incorporation)


P. O. BOX 26532, 901 EAST BYRD STREET, RICHMOND, VIRGINIA    23261-6532
      (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code (804) 775-5700


_________________________________________________________________
  (Former name or former address, if changed since last report.)

ITEM 2.  Acquisition or Disposition of Assets

ACQUISITION OF EAST MIDLANDS ELECTRICITY plc

  On November 13, 1996, Dominion Resources, Inc. (Dominion Resources) announced its intention to make a cash offer to purchase, through a newly created United Kingdom subsidiary, DR Investments (UK) PLC (DR Investments (UK)), all of the outstanding shares of East Midlands Electricity plc (East Midlands), a regional electricity company based in the U.K., for a total purchase price of approximately $2.2 billion.

  As of January 10, 1997, 140,298,528 shares of East Midlands, or approximately 70.7% of the shares outstanding, had been tendered. Earlier DR Investments (UK) had purchased 29,700,000 shares, or approximately 15%, of East Midlands outstanding shares. On January 10, Dominion Resources announced that DR Investments (UK) had declared its offer wholly unconditional, thereby committing to purchase all East Midlands shares validly tendered pursuant to the offer.

  As of January 21, 1997, 9,798,936 additional shares of East Midlands had been tendered, bringing the number of shares tendered to, or purchased by, DR Investments (UK) to a total of 179,797,464 shares or 90.6% of the total number of shares outstanding. This level of acceptance allows DR Investments (UK) to begin the process of acquiring the remaining East Midlands shares by compulsory purchases.

  The interim financing for the offer is in the form of a short-term credit agreement and a five-year revolving credit agreement each with Union Bank of Switzerland, New York Branch, as Administrative Agent, and is guaranteed by Dominion Resources. Dominion Resources expects the permanent financing will be a combination of non-recourse debt, issued at a subsidiary level, as well as equity provided by Dominion Resources.

  East Midlands owns and operates the electricity distribution network in the East Midlands region of England and provides power to approximately 2.3 million businesses and homes. The company buys electricity from the U.K. competitive pool and supplies it to all smaller business and domestic customers in its franchise area and to larger business customers anywhere in the country on a negotiated contract basis. East Midlands also operates small electricity generation and gas supply businesses and an electrical contracting business.

  For its fiscal year ended March 31, 1996, East Midlands reported consolidated profit after tax (after accounting for the distribution of East Midlands shareholder interest in the National Grid Group) of (Pound Sterling) 150 million on revenues of (Pound Sterling) 1.3 billion. As of March 31, 1996, the company had net assets of (Pound Sterling) 391 million and employed on average more than 5,000 people during that year.

Item 7. Financial Statements Pro Forma Financial Information and
        Exhibits.

  (a)   Financial Statements of Business Acquired.

    It is impracticable to provide the required financial statements for East Midlands at the time this report is being filed. The required financial statements will be filed as soon as practicable, but not later than 60 days after the date this report is filed.

  (b)   Pro Forma Financial Information.

    It is impracticable to provide the required pro forma financial information relative to East Midlands at the time this report is being filed. The required pro forma financial information will be filed as soon as practicable, but not later than 60 days after the date this report is filed.

  (c)   Exhibits

    Five-Year Revolving Credit Agreement dated November 12,
1996 among Dominion Resources, DR Investments and Union Bank of Switzerland, New York Branch, as Administrative Agent. Pursuant to Item 601(b) (4) (v) of Regulation S-K, in lieu of filing a copy of such agreement, Dominion Resources agrees to furnish a copy of such agreement to the Commission upon request.

                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                DOMINION RESOURCES, INC.
                                        Registrant



                                  BY:     L. R. ROBERTSON
                                          L. R. Robertson
                                      Executive Vice President
                                      (Chief Financial Officer)

Date: January 23, 1997